Exhibit 99.1

Reddit Announces Second Quarter 2024 Results

Strong Q2 results, including both revenue and users each growing over 50% year-over-year
Daily Active Uniques (“DAUq”) increased 51% year-over-year to 91.2 million
Revenue increased 54% to $281.2 million, more than doubling growth rate from prior year
Net loss reduced to $10.1 million. Positive Adjusted EBITDA1 of $39.5 million, up $74.9 million, with 14% Adjusted EBITDA margin, up over 3000 basis points from prior year
Operating cash flow of $28.4 million and Free Cash Flow1 $27.2 million, up $82.1 million from prior year

SAN FRANCISCO, Calif. – August 6, 2024 – Reddit, Inc. (NYSE: RDDT) today announced financial results for the quarter ended June 30, 2024. Reddit’s complete financial results and management commentary can be found in its shareholder letter on Reddit’s Investor Relations website at https://investor.redditinc.com.

“We had a strong quarter across the board and more people are visiting Reddit than ever before,” said Steve Huffman, Co-Founder and CEO of Reddit. “Our work to improve the platform is driving results and we are well positioned to continue to grow and deliver on our long term mission.”

•Weekly Active Uniques (“WAUq”) increased 57% year-over-year to 342.3 million
•Revenue increased 54% year-over-year to $281.2 million, Ad revenue increased 41% year-over-year to $253.1 million, and Other revenue increased 691% year-over-year to $28.1 million
•Gross margin was 89.5%, an improvement of 530 basis points from the prior year
•Net loss was $10.1 million, as compared to net loss of $41.1 million in the prior year
•Adjusted EBITDA1 was $39.5 million, as compared to $(35.4) million in the prior year
•Operating cash flow was $28.4 million, an improvement of $82.5 million from the prior year
•Free Cash Flow1 was $27.2 million, capital expenditures were $1.2 million

Second Quarter 2024 Financial Highlights

	Three months ended June 30,
(in millions, except percentages; unaudited)	2024	2023	% Change
Revenue	$281.2	$183.1	54%
U.S.	$228.1	$147.4	55%
International	$53.1	$35.7	49%

GAAP gross margin	89.5%	84.2%

Net income (loss)	$(10.1)	$(41.1)	NM
Adjusted EBITDA*	$39.5	$(35.4)	NM

Net cash provided by (used in) operating activities	$28.4	$(54.1)	NM
Free Cash Flow*	$27.2	$(54.9)	NM

Cash, cash equivalents, and marketable securities	$1,699.1
NM - not meaningful
*The definitions of Adjusted EBITDA and Free Cash Flow can be found in the Use of Non-GAAP Financial Measures section of this release. A reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure can be found on pages 10-11.

Financial Outlook
The guidance provided below is based on Reddit’s current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in Reddit’s reports on file with the Securities and Exchange Commission. Reddit undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law.

As we look ahead, we will share our internal thoughts on revenue and Adjusted EBITDA for the third quarter.

In the third quarter of 2024, we estimate:

•Revenue in the range of $290 million to $310 million
•Adjusted EBITDA2 in the range of $40 million to $60 million

Earnings Conference Call Information and Community Update
Reddit will host a conference call to discuss the results for the second quarter of 2024 on August 6, 2024, at 2:00 p.m. PT / 5:00 p.m. ET. A live webcast of the call can be accessed on Reddit’s Investor Relations website at https://investor.redditinc.com and investor relations subreddit, r/RDDT, at https://www.reddit.com/r/RDDT/. A replay of the webcast and transcript will be available following the conclusion of the conference call on the same websites.

Reddit will solicit questions from the community in the investor relations subreddit, r/RDDT, at https://www.reddit.com/r/RDDT/ on Tuesday, August 6, 2024, and post responses following the earnings call at Reddit’s Investor Relations website at https://investor.redditinc.com and r/RDDT at https://www.reddit.com/r/RDDT/.

Reddit uses the investor relations page on its website https://investor.redditinc.com, as well as the subreddits r/RDDT and r/reddit, available at https://www.reddit.com/r/RDDT/ and https://www.reddit.com/

r/reddit/, respectively, as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Notes
1 The definitions of Adjusted EBITDA and Free Cash Flow can be found in the Use of Non-GAAP Financial Measures section of this release. A reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure can be found on pages 10-11.
2 We have not provided a reconciliation to the forward-looking U.S. GAAP equivalent measures for our non-GAAP guidance due to uncertainty regarding, and the potential variability of, reconciling items. Therefore, a reconciliation of these non-GAAP guidance measures to their corresponding U.S. GAAP guidance measures is not available without unreasonable effort.

About Reddit
Reddit is a community of communities. It’s built on shared interests, passion, and trust and is home to the most open and authentic conversations on the internet. Every day, Reddit users submit, vote, and comment on the topics they care most about. With 100,000+ active communities and approximately 91+ million daily active unique visitors, Reddit is one of the internet’s largest sources of information. For more information, visit www.redditinc.com.

Investor Relations Jesse Rose ir@reddit.com	Media Relations Gina Antonini press@reddit.com

Forward Looking Statements
This letter contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Reddit's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Reddit's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Reddit’s priorities, future financial and operating performance, including headcount strategy, breakeven performance objective, capitalization of training data, evolution of AI, international growth strategies to increase content consumption and improve local user experience, consumer product strategy with respect to growth and engagement, GAAP and non-GAAP guidance, strategies, and expectations of growth. Reddit's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described under the caption “Risk Factors” and elsewhere in documents that Reddit files with the Securities and Exchange Commission (the “SEC”) from time to time, including Reddit’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which is being filed with the SEC at or around the date hereof. The forward-looking statements in this release are based on information available to Reddit as of the date hereof, and Reddit undertakes no obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
We define a daily active unique (“DAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a 24-hour period. Average DAUq for a particular period is calculated by adding the number of DAUq on each day of that period and dividing that sum by the number of days in that period.

We define a weekly active unique (“WAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a trailing seven-day period. Average quarterly WAUq for a particular period is calculated by adding the number of WAUq on each day of that period and dividing that sum by the number of days in that period.

We define average revenue per unique (“ARPU”) as quarterly revenue in a given geography divided by the average DAUq in that geography. For the purposes of calculating ARPU, advertising revenue in a given geography is based on the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity, while other revenue in a given geography is based on the billing address of the customer.

Use of Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement our consolidated financial statements, which are presented in accordance with U.S. GAAP, to evaluate our core operating performance. These non-GAAP financial measures include Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow. We use these non-GAAP financial measures to facilitate reviews of our operational performance and as a basis for strategic planning. By excluding certain items that are non-recurring or not reflective of the performance of our normal course of business, we believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow investors to supplement their understanding of our financial trends and evaluate our ongoing and future performance in the same manner as management. However, there are a number of limitations related to the use of non-GAAP financial measures as they reflect the exercise of judgment by our management about which expenses are included or excluded in determining these non-GAAP measures. These non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

A reconciliation is provided in the Appendix for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Reddit encourages investors to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate Reddit’s business. We have not provided a reconciliation to the forward-looking GAAP equivalent measures for our non-GAAP guidance due to uncertainty regarding, and the potential variability of, reconciling items. Therefore, a reconciliation of these non-GAAP guidance measures to their corresponding GAAP guidance measures is not available without unreasonable effort.

Adjusted EBITDA is defined as net income (loss) excluding interest (income) expense, net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense and related taxes, other (income) expense, net, and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. Other (income) expense, net consists primarily of realized gains and losses on sales of marketable securities, foreign currency transaction gains and losses, and other income and expense that are not indicative of our core operating performance. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. We consider the exclusion of certain non-recurring or non-cash items in calculating Adjusted EBITDA to provide a useful measure for investors and others to evaluate our operating results in the same manner as management.

Free Cash Flow represents net cash provided by (used in) operating activities less purchases of property and equipment. We believe that Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities.

Reddit, Inc. Key Operating Metrics by Geography (in millions, except ARPU) (unaudited)

	Three months ended June 30,			Six months ended June 30,
	2024	2023	% Change	2024	2023	% Change
Revenue: Global	$281.2	$183.1	54%	$524.1	$346.8	51%
Revenue: U.S.	$228.1	$147.4	55%	$427.8	$278.0	54%
Revenue: International	$53.1	$35.7	49%	$96.3	$68.8	40%

	Three months ended June 30,
	2024	2023	% Change
DAUq: Global	91.2	60.4	51%
DAUq: U.S.	45.5	28.7	59%
DAUq: International	45.7	31.7	44%

Logged-in DAUq: Global	42.0	32.1	31%
Logged-in DAUq: U.S.	20.4	15.5	32%
Logged-in DAUq: International	21.6	16.6	30%

Logged-out DAUq: Global	49.2	28.3	74%
Logged-out DAUq: U.S.	25.1	13.2	90%
Logged-out DAUq: International	24.1	15.1	60%

WAUq: Global	342.3	218.1	57%
WAUq: U.S.	167.5	99.6	68%
WAUq: International	174.8	118.5	48%

ARPU: Global	$3.08	$3.03	2%
ARPU: U.S.	$4.94	$5.21	(5)%
ARPU: International	$1.24	$1.06	17%

Reddit, Inc. Consolidated Balance Sheets (in thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$467,952	$401,176
Marketable securities	1,231,099	811,946
Accounts receivable, net	240,093	245,279
Prepaid expenses and other current assets	41,599	21,286
Total current assets	1,980,743	1,479,687
Property and equipment, net	14,168	14,946
Operating lease right-of-use assets, net	25,107	24,008
Intangible assets, net	27,772	32,147
Goodwill	26,299	26,299
Other noncurrent assets	2,273	19,380
Total assets	$2,076,362	$1,596,467

Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$64,329	$46,514
Operating lease liabilities	5,368	3,707
Accrued expenses and other current liabilities	89,818	83,349
Total current liabilities	159,515	133,570
Operating lease liabilities, noncurrent	22,757	22,040
Other noncurrent liabilities	255	287
Total liabilities	182,527	155,897
Commitments and contingencies
Convertible preferred stock, par value $0.0001 per share; no and 86,864,781 shares authorized as of June 30, 2024 and December 31, 2023, respectively; no and 73,021,449 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively; aggregate liquidation preference of $0 and $1,847,993 as of June 30, 2024 and December 31, 2023, respectively	—	1,853,492
Stockholders’ equity (deficit):
Preferred stock, par value $0.0001 per share; 100,000,000 and no shares authorized as of June 30, 2024 and December 31, 2023, respectively; no shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Class A common stock, par value $0.0001 per share; 2,000,000,000 and 189,000,000 shares authorized as of June 30, 2024 and December 31, 2023, respectively; 62,479,462 and 7,099,700 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	6	—
Class B common stock, par value $0.0001 per share; 140,000,000 and 142,000,000 shares authorized as of June 30, 2024 and December 31, 2023, respectively; 103,154,629 and 53,904,204 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	11	6
Class C common stock, par value $0.0001 per share; 100,000,000 and no shares authorized as of June 30, 2024 and December 31, 2023, respectively; no shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	3,196,549	302,820
Accumulated other comprehensive income (loss)	(1,004)	814
Accumulated deficit	(1,301,727)	(716,562)
Total stockholders’ equity (deficit)	1,893,835	(412,922)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$2,076,362	$1,596,467

Reddit, Inc. Consolidated Statements of Operations (in thousands, except per share amounts) (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue	$281,184	$183,031	$524,147	$346,771
Costs and expenses:
Cost of revenue	29,501	28,836	57,117	55,699
Research and development	142,777	109,726	579,807	218,493
Sales and marketing	71,458	59,225	195,553	117,136
General and administrative	68,487	38,233	311,964	79,034
Total costs and expenses	312,223	236,020	1,144,441	470,362
Income (loss) from operations	(31,039)	(52,989)	(620,294)	(123,591)
Other income (expense), net	20,724	13,306	35,278	24,030
Income (loss) before income taxes	(10,315)	(39,683)	(585,016)	(99,561)
Income tax expense (benefit)	(216)	1,426	149	2,414
Net income (loss)	$(10,099)	$(41,109)	$(585,165)	$(101,975)
Net income (loss) per share attributable to Class A and Class B common stock, basic and diluted	$(0.06)	$(0.70)	$(4.99)	$(1.75)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	164,383	58,508	117,312	58,313
Diluted	164,383	58,508	117,312	58,313

Reddit, Inc. Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities
Net income (loss)	$(10,099)	$(41,109)	$(585,165)	$(101,975)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,770	3,321	7,513	6,659
Non-cash operating lease cost	1,335	3,415	2,588	6,684
Amortization of premium (accretion of discount) on marketable securities, net	(11,362)	(6,150)	(19,491)	(11,282)
Stock-based compensation	64,266	10,103	641,774	22,583
Other adjustments	141	150	626	166
Changes in operating assets and liabilities:
Accounts receivable	(24,793)	(8,833)	5,194	24,913
Prepaid expenses and other assets	(6,270)	1,840	(20,182)	828
Operating lease right-of-use assets and liabilities	(780)	(2,211)	(1,310)	(3,082)
Accounts payable	18,220	(6,323)	16,042	383
Accrued expenses and other liabilities	(6,043)	(8,256)	12,860	4,145
Net cash provided by (used in) operating activities	$28,385	$(54,053)	$60,449	$(49,978)

Cash flows from investing activities
Purchases of property and equipment	(1,202)	(830)	(4,053)	(1,186)
Purchases of marketable securities	(861,827)	(351,366)	(997,512)	(614,212)
Maturities of marketable securities	343,404	319,512	596,059	634,877
Proceeds from sale of marketable securities	—	749	—	37,538
Other investing activities	(12)	42	(27)	112
Net cash provided by (used in) investing activities	$(519,637)	$(31,893)	$(405,533)	$57,129

Cash flows from financing activities
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts and commissions	—	—	600,022	—
Proceeds from exercise of employee stock options	1,843	830	24,932	1,791
Taxes paid related to net share settlement of restricted stock units	(7,569)	—	(202,306)	(4,229)
Payments of initial public offering costs	(3,585)	(496)	(6,338)	(858)
Other financing activities	—	—	(4,450)	—
Net cash provided by (used in) financing activities	$(9,311)	$334	$411,860	$(3,296)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(500,563)	(85,612)	66,776	3,855
Cash, cash equivalents, and restricted cash at the beginning of the period	968,565	525,327	401,226	435,860
Cash, cash equivalents, and restricted cash at the end of the period	$468,002	$439,715	$468,002	$439,715

Cash and cash equivalents	467,952	439,665	467,952	439,665
Restricted cash	50	50	50	50
Total cash, cash equivalents, and restricted cash	$468,002	$439,715	$468,002	$439,715

Reddit, Inc. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin (in thousands) (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net income (loss)	$(10,099)	$(41,109)	$(585,165)	$(101,975)
Add (deduct):
Interest (income) expense, net	(20,941)	(13,061)	(36,388)	(23,673)
Income tax expense (benefit)	(216)	1,426	149	2,414
Depreciation and amortization	3,770	3,321	7,513	6,659
Stock-based compensation expense and related taxes	66,772	10,116	662,309	23,283
Restructuring costs(1)	—	4,182	—	8,098
Other (income) expense, net	217	(243)	1,110	(357)
Adjusted EBITDA	$39,503	$(35,368)	$49,528	$(85,551)
Net margin	(3.6)%	(22.5)%	(111.6)%	(29.4)%
Adjusted EBITDA margin	14.0%	(19.3)%	9.4%	(24.7)%
(1)During the three and six months ended June 30, 2023, we incurred restructuring costs of $4.2 million and $8.1 million, respectively, primarily composed of severance and benefits expense. These charges are non-recurring and are not reflective of underlying trends in our business.

Reddit, Inc. Reconciliation of Free Cash Flow (in thousands) (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$28,385	$(54,053)	$60,449	$(49,978)
Less:
Purchases of property and equipment	(1,202)	(830)	(4,053)	(1,186)
Free Cash Flow	$27,183	$(54,883)	$56,396	$(51,164)